Exhibit 10.1

WMS Industries Inc.

Worldwide Corporate Headquarters

800 S. Northpoint Blvd

Waukegan, IL 60085

(tel) 847.785.3000

(fax) 847.785.3085

December 21, 2012

Mr. Brian R. Gamache

c/o WMS Industries Inc.

800 South Northpoint Boulevard

Waukegan, IL 60085

Dear Brian:

Reference is made to the Executive Employment Agreement between you and WMS Industries Inc. dated December 27, 2004, as amended (the “Employment Agreement”). The Employment Agreement is hereby further amended as follows:

1. Section 26 is hereby added to the Agreement to read as follows:

“26. Section 409A Compliance. Notwithstanding any provision herein to the contrary, if any payments under this Employment Agreement constitute “deferred compensation” (within the meaning of Internal Revenue Code 409A and the regulations issued thereunder), and are paid as a result of Executive’s “separation from service” (within the meaning of Code Section 409A and the regulations issued thereunder) for reasons other than death, such payments shall not commence until the first day of the seventh month following the date of Executive’s separation from service.”

2. Except as expressly modified herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by signing this letter in the space provided below.

Yours very truly,

WMS INDUSTRIES INC.

By:	/s/ Orrin J. Edidin
Orrin J. Edidin
President

Accepted and Agreed to:

/s/ Brian R. Gamache
Brian R. Gamache